Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

USA Compression Partners, LP

USA Compression Finance Corp.*

(Exact name of obligor as specified in its charter)

Delaware	75-2771546
Delaware	46-4650317
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 Congress Avenue, Suite 450

Austin, Texas 78701

(Address, Including Zip Code, of Principal Executive Offices)

6.875% Senior Notes due 2027

Guarantees of 6.875% Senior Notes due 2027

(Title of the indenture securities)

*Table of Additional Obligors

The following are obligors that guarantee the indenture securities:

Exact Name of Obligor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
USA Compression Partners, LLC	Delaware	26-3932764
USAC Leasing, LLC	Delaware	26-3447808
USAC Leasing 2, LLC	Texas	90-1012891
USAC OpCo 2, LLC	Texas	46-3505858
CDM Resource Management LLC	Delaware	26-1716854
CDM Environmental & Technical Services LLC	Delaware	35-2559502

(1)	The address for the additional obligators is 100 Congress Avenue, Suite 450, Austin, TX 78701, and the telephone number for the registrant guarantors is (512) 473-2662.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated herein by reference to the exhibit of the same number to the trustee’s Form T-1 dated March 13, 2015 filed with the Securities and Exchange Commission on March 13, 2015 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, with respect to file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 6th day of November, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A. Boyle
Casey A. Boyle
Assistant Vice President

EXHIBIT 6

November 6, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A. Boyle
Casey A. Boyle
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,317
Interest-bearing balances		142,689
Securities:
Held-to-maturity securities		145,787
Available-for-sale securities		251,429
Equity Securities with readily determinable fair value not held for trading		69

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		68
Securities purchased under agreements to resell		55,111
Loans and lease financing receivables:
Loans and leases held for sale		16,171
Loans and leases, net of unearned income	913,117
LESS: Allowance for loan and lease losses	9,418
Loans and leases, net of unearned income and allowance		903,699
Trading Assets		48,804
Premises and fixed assets (including capitalized leases)		11,940
Other real estate owned		372
Investments in unconsolidated subsidiaries and associated companies		13,025
Direct and indirect investments in real estate ventures		110
Intangible assets		36,665
Other assets		53,586

Total assets		$1,699,842

LIABILITIES
Deposits:
In domestic offices		$1,291,135
Noninterest-bearing	394,107
Interest-bearing	897,028
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,048
Noninterest-bearing	1,124
Interest-bearing	53,924
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,901
Securities sold under agreements to repurchase		4,810

Dollar Amounts In Millions
Trading liabilities	9,936
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	125,064
Subordinated notes and debentures	11,952
Other liabilities	29,918

Total liabilities	$1,530,764

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,628
Retained earnings	53,466
Accumulated other comprehensive income	146
Other equity capital components	0

Total bank equity capital	168,759
Noncontrolling (minority) interests in consolidated subsidiaries	319

Total equity capital	169,078

Total liabilities, and equity capital	$1,699,842

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

James H. Quigley

Theodore F. Craver, Jr.

Juan A. Pujadas